Exhibit (C)(ix)

Project Picasso Confidential Discussion Materials Prepared for the Special Committee of the Board of Directors May 6, 2024

Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of Picasso in connection with its evaluation of a proposed sale of Picasso and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Picasso and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Picasso. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Picasso or any other entity, or concerning the solvency or fair value of Picasso or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Picasso as to the future financial performance of Picasso, and at your direction Centerview has relied upon such forecasts, as provided by Picasso’s management, with respect to Picasso. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Picasso. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of Picasso (in its capacity as such) in its consideration of theproposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Picasso or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 1

Bain Proposal Summary Bain Proposal (4/24/24) Share Price $22.17 * DSO 214.7 Implied Equity Value $4,759 Plus: Net Debt (est. as of Q3’24E) $706 Plus: Assumed TRA Payment 500 Implied Enterprise Value $5,966 Implied Premium Metric Premium Current $16.89 +31.3% 52-week High $25.16 (11.9%) 52-week Low $16.41 +35.1% 30-Day VWAP $18.90 +17.3% 60-Day VWAP $20.18 +9.9% 90-Day VWAP $21.00 +5.6% Implied Enterprise Value Multiples EV / Adjusted EBITDA (Management)(1) CY 2024E $277 21.5x NTM 309 19.3x CY 2025E 327 18.3x EV / Adjusted EBITDA (Consensus)(1) CY 2024E $270 22.1x NTM 288 20.7x CY 2025E 307 19.4x 2 Source: Picasso management and FactSet. (1) Unburdened by stock-based compensation expense. NTM EBITDA as of 6/30/24.

Illustrative Tax Receivable Payment Impact on Share Price Assumes headline enterprise value of $5,966mm and fully diluted share count of 214.7m Analysis at Various Scenarios of TRA Payout Illust. TRA Payment $500 $400 $300 $200 $100 – Offer Enterprise Value $5,966 $5,966 $5,966 $5,966 $5,966 $5,966 (Less): Net Debt (est. as of Q3’24E) (706) (706) (706) (706) (706) (706) (Less): TRA Payment (500) (400) (300) (200) (100) – Implied Equity Value $4,759 $4,859 $4,959 $5,059 $5,159 $5,259 / Diluted Shares Outstanding 214.7 214.7 214.7 214.7 214.7 214.7 Implied Price per Share $22.17 $22.64 $23.10 $23.57 $24.03 $24.50 Implied Premia at Various Share Prices Metric Current $16.89 +31.3% +34.0% +36.8% +39.5% +42.3% +45.1% 52-week High $25.16 (11.9%) (10.0%) (8.2%) (6.3%) (4.5%) (2.6%) 52-week Low $16.41 +35.1% +38.0% +40.8% +43.7% +46.5% +49.3% 30-Day VWAP $18.90 +17.3% +19.8% +22.2% +24.7% +27.2% +29.6% 60-Day VWAP $20.18 +9.9% +12.2% +14.5% +16.8% +19.1% +21.4% 90-Day VWAP $21.00 +5.6% +7.8% +10.0% +12.2% +14.5% +16.7% 3 Source: Picasso management and FactSet. Note: Units in millions, except per share amounts.

Bain Proposal – Sources & Uses Proposal Summary—Sources & Uses Uses Transaction Price $ 22.17 Common Shares 204.8 RSUs 7.2 MSUs 0.9 PSUs 0.5 Diluted Shares Outstanding 213.5 Equity Value $ 4,732 Plus: Net Debt (est. as of Q3’24E) 708 Plus: Assumed TRA Payment 500 Total Enterprise Value $ 5,940 Est. Fees & Expenses 180 Est. Cash to BS 50 Total Uses $ 6,170 Sources Est. Debt $2,175 Est. Deferred Cash Awards 192 Existing Shareholders $1,864 Bain + LPs 1,940 Equity $3,804 Total Sources $6,170 Source: Picasso management. Note: Units in millions, except per share amounts. As per sources and uses received 5/3/24. Diluted share count assumes MIUs extinguished in connection with proposed transaction. 4

Picasso Equity Performance Review

Source: Picasso filings and FactSet as of May 3, 2024. Note: Shows stock performance as of July 28, 2021. 6

Decomposition of Share Price Performance Since IPO to Current: Pre/Post COVID Perspective Picasso’s organic and inorganic growth have been more than offset by valuation pressure PWSC Price Peak Share â^† in Fwd â^† in EV / Capital Price at â^† in Fwd â^† in EV / Capital Current at IPO Price 9/03/21 Growth Est. EBITDA Structure 1/01/2023 Growth Est. EBITDA Structure 5/3/2024 NTM EBITDA $161 +$58 $219 +$63 $282 EV / NTM EBITDA 50.1x (25.4x) 24.7x (9.5x) 15.2x EV 8,055 5,414 4,285 Net Debt 805 629 799 Equity Value 7,234 4,786 3,486 Source: Picasso filings and FactSet as of May 3, 2024. 7

Wall Street Analyst Positioning Has Been Varied Peers utilized by Wall Street Analysts at IPO and in subsequent research coverage Source: Wall Street research. 8

Trading Performance Across Various Verticals Source: FactSet as of May 3, 2024. (1) Vertical Software includes Ncino, Appfolio, Aspen Technology, Guidewire, Q2, Tyler Technologies and Veeva. (2) EdTech / B2C Content includes Chegg, Coursera, Udemy. (3) Other Non-Vertical Software comprised of Intuit, SPS, Vertex and Descartes. (4) Exclude outlier multiples above >75x. 9

Picasso & Instructure Valuations Over Time 30.0x 1-Yr Avg: 16.5x 2-Yr Avg: 17.7x EBITDA 20.0x 17.2x 14.1x NTM 10.0x / EV 0.0x May-22 Nov-22 May-23 Nov-23 May-24 Wall Street Consensus $724 $661 $475 $530 Performance 2022 2023 2024 2025 Revenue Rev Growth 17.2% 11.6% 4.5%(1) 9.5% EBITDA $180 $214 $269 $298 EBITDA (%) 38% 40% 41% 41% NRR 106% 103% Picasso 30.0x 1-Yr Avg: 18.0x 2-Yr Avg: 19.0x 20.0x 19.0x 15.2x 10.0x 0.0x May-22 Nov-22 May-23 Nov-23 May-24 Wall Street Consensus $873 $789 $698 $631 2022 2023 2024 2025 12.9% 10.6% 13.1% 10.6% $196 $232 $270 $307 31% 33% 34% 35% 109% 107% Source: FactSet as of May 3, 2024. Note: Dollars in millions. (1) Instructure 2024 growth figure is pro forma for Parchment acquisition. 10

Valuation Perspectives

Overview of Valuation Methodologies

Methodology		Description
For Reference	52-Week Trading Range	▪ Range of closing share prices for Picasso stock over the 52 weeks ending 5/3/2024
For Reference	Analyst Price Targets	▪ Price targets for Picasso per recent Wall Street analyst research reports
For Reference	Premia Paid	▪ 1-day price premiums of announced or closed transactions with $1-10bn in implied Equity Value involving U.S. targets[1]
Trading Multiples	EV / NTM Adj. EBITDA	▪ EBITDA unburdened by stock-based compensation expense ▪ Multiples applied to Picasso Management Plan NTM EBITDA
Precedent Transactions	EV / NTM Adj. EBITDA	▪ EBITDA unburdened by stock-based compensation expense ▪ Multiples applied to Picasso Management Plan NTM EBITDA
Discounted Cash Flow Analysis *(Including Value of TRA Benefits)*		▪ Picasso Management Plan; includes value of TRA tax benefits retained by shareholders ▪ Assumes terminal EBITDA multiples of 16.0x – 20.0x ▪ Weighted Average Cost of Capital of 12.5% – 15.5%

Source: Picasso management, Wall Street research and FactSet.
(1) Per S&P Capital IQ. Excludes transactions in the Energy, Materials, Financials, Utilities and Real Estate industries, and transactions with negative premium.

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Picasso Valuation Analysis Methodology Relevant Metrics Implied Share Price Range 52-Week Low (5/5/2023) / Trading Range High (2/9/2024) $16.49 $25.02 For Analyst Low / Reference Price Targets High $25.00 $30.00 Premia Paid 15.0%—50.0% Premium $19.05 $24.85 Trading EV / NTM 18.0x – 22.0x NTM Adj. $22.45 $28.15 Multiples Adj. EBITDA EBITDA of $309mm Precedent EV / NTM 19.0x – 23.0x NTM Adj. $23.90 $29.55 Transactions Adj. EBITDA EBITDA of $309mm Discounted Cash WACC: 12.5% – 15.5% Flow Analysis Terminal NTM EBITDA $21.15 $32.80 (Including Value of TRA Benefits) Multiple: 16.0x – 20.0x $21.05 $32.65 Excl. TRA Excl. TRA Current: $16.58 Source: Picasso management, public filings, CapitalIQ, FactSet and Bloomberg. Note: Dollars in millions except per share amounts. Balance sheet as of 9/30/2024. Fully diluted share count per Picasso materials as of 6/30/24, inclusive of MIUs. EBITDA figures unburdened by stock-based compensation expense. Share prices rounded to nearest $0.05, except for 52-week trading range. NTM metrics reflect NTM as of 6/30/24. 13 May-22 Sep-22 Feb-23 Jul-23 Dec-23 May-24

Share Price Performance Over Time L2Y Share Price Performance Source: FactSet as of May 3, 2024. Note: Prices indexed to Picasso as of May 3, 2022. 14

Research Analyst Price Targets Source: Wall Street research. (1) Indicates whether analyst explicitly treats TRA as debt. Prem. to Disc.TRA Valuation Methodology Curr. SP as Debt (1) 80.9% 22.0x EV / FY’25E EBITDA supported by DCF 80.9% 27.0x EV / FCF on Q5—Q8 estimates 80.9% 25.0x EV / CY’24E EBITDA 80.9% 25.4x EV / CY’24E EBITDA 74.9% 7.5x EV / CY’25E Revenue 68.9% 21.0x EV / CY’25E EBITDA 62.8% 8.0x EV / CY’24E Revenue 62.8% DCF (11.3% WACC, 3.5% TGR) 56.8% EV / EBITDA and EV / Sales 56.8% 7.5x EV / FY’25E Revenue 50.8% 26.3x EV/ CY’25E FCF 68.9% Hold 15

10 Year Management Plan Summary Actual Management Projections 2023A 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E Revenue $698 $788 $874 $975 $1,093 $1,231 $1,392 $1,531 $1,654 $1,769 $1,876 $1,969 % growth 10.6% 12.9% 10.9% 11.6% 12.1% 12.6% 13.1% 10.0% 8.0% 7.0% 6.0% 5.0% Adjusted Gross Profit $491 $559 $623 $701 $793 $900 $1,020 $1,125 $1,219 $1,306 $1,386 $1,457 R&D 87 98 106 116 126 138 152 165 174 177 183 187 S&M 109 122 132 143 157 174 192 207 219 225 230 236 G&A 62 62 59 64 70 75 81 86 90 93 96 98 Adj. EBITDA $232 $277 $327 $378 $439 $513 $595 $668 $736 $811 $878 $935 % margin 33.3% 35.1% 37.4% 38.8% 40.1% 41.7% 42.8% 43.7% 44.5% 45.9% 46.8% 47.5% Cash Flow Items â^† in Deferred Revenue 33 40 53 59 68 81 93 102 110 118 125 131 â^† in NWC (21) (18) (17) (20) (24) (28) (32) (35) (38) (41) (43) (46) Purchase of PP&E (2) (5) (5) (6) (7) (7) (8) (9) (10) (11) (11) (12) India Office Expansion – (5) – – – – – – – – – – Product Dev. Costs (39) (41) (44) (46) (49) (52) (59) (62) (64) (65) (65) (64) 16 Source: Picasso management. Note: Dollars in millions.

Selected Public Comparables CY’23A-‘25E CAGR EBITDA Mgn. EV / EBITDA Company Name Enterprise Value ($bn) Revenue EBITDA CY’24E NTM Picasso (Mgmt.) $4.3 11.9% 18.7% 35.1% 14.6x Picasso (Consensus) $4.3 11.8% 15.0% 34.2% 15.2x Veeva $29.5 14.5% 20.2% 39.6% 26.1x Tyler Technologies 20.9 9.3% 14.5% 26.7% 35.4x AspenTech 12.9 9.4% 5.7% 40.7% 25.7x Guidewire 9.4 11.4% 80.3% 13.5% 58.5x Appfolio 8.7 21.8% 60.9% 26.0% 39.4x CCC 7.9 9.1% 10.9% 41.4% 19.3x Q2 4.1 10.7% 38.7% 16.3% 32.7x Instructure(1) 3.9 7.0% 11.7% 40.7% 14.1x NCINO 3.6 15.0% 37.0% 17.0% 35.6x Docebo 1.3 22.3% 74.0% 15.0% 34.6x Peer Median 11.0% 28.6% 26.3% 33.6x % Discount—Picasso Cons. EV / NTM EBITDA vs. Peer Median (55%) Source: Picasso management, public filings and FactSet. Note: All figures in USD. Picasso balance sheet and share count figures reflect latest publicly available data. EBITDA figures unburdened by stock-based compensation expense. Debt figures reflect face value. Convertible notes treated on an as-converted basis. TRA liabilities not included as debt-like item. Excludes operating leases. CCC warrants treated as an equity instrument. NTM metrics reflect NTM as of 5/3/24. (1) Instructure enterprise value and growth figures are pro forma for Parchment acquisition. 17

Overview Of Various Vertical Addressable Markets

	Picasso	INSTRUCTURE	appfolio	CCC	Q2	ncino	veeva	tyler	Guidewire	docebo	aspentech
Vertical / Use Case Focus	**K-12**	**K-12 + Higher Ed.**	**Real Estate**	**Auto Insurance**	**Financial Institutions**	**Financial Services**	**Life Sciences**	**Public Sector(1)**	**P&C Insurance**	**Learning Mgt.**	**Industrial Automation**
Stated TAM	**$10.5bn**	**$8bn**	**$5bn - $9bn(2)**	**$10bn+**	**$17bn**	**$18.7bn**	**$20bn+**	**$21bn**	**~$25bn**	**$25bn**	**~$60bn(2)**
	U.S. / Canada	*Global LMS + $6bn Global Non-Trad. LMS*	*Residential units and community association units*	*Digitizing Claims $6bn*	*Regional & Community Financial Institutions (e.g., banks & credit unions)*	*Americas $10.3bn* *EMEA $6.1bn* *APAC $2.3bn*	*Commercial, clinical, quality, regulatory & safety*	*88k+ local govt.*	*"pure-play" TAM for insurance industry(2)*	*N. Am $9.1bn* *EMEA $8.4bn* *RoW $7.5bn*	*Industrial Automation*
	+Int'l $15bn + Personal Ed. $75bn	*+$38bn expansion + Parchment*									
Customer Profile	**17,000** customers	**8,085** customers	**19,737** customers	**35,000** customers	**1,400+** customers	**1,800** customers	**1,432** customers	40k client installations	**580** customers	SMB, Mid-Market, Large Enterprises	**3,000** customers
	Individual schools, school districts and states(3)	*Higher Ed., continuing Ed., K-12 districts*		*300 insurance, 29.5k collision repair, 5k part suppliers*	*Regional & community FIs with ~22mm accounts*			13k client locations	*Insurance companies across size spectrum*		*O&G, chemicals, E&C, Utilities, Metals & Mining, Pharma*
Annual Revenue Per Customer	**~$41k**	**~$65k**	**~$31k**	**~$25k**	**~$445k**	**~$265k**	**~$1,650k**	**n/a**	**~$1,560k**	**n/a**	**~$350k**

Source: Public filings, Wall Street research.
(1) Includes: Public Administration, Courts & Public Safety, Schools, Data & Payments, Health & Human Services.
(2) Per Wall Street research.
(3) Representing over 80% of all K-12 students in the U.S. and Canada.

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Multiple Evolution Over Time EV / NTM EBITDA Since Picasso IPO(1) Average EV / NTM EBITDA Name 2-Yr 1-Yr YTD Picasso 19.0x 18.0x 17.5x Peer Median 28.5x 29.7x 31.2x Mult. Discount (9.5x) (11.8x) (13.7x) % Discount (33%) (40%) (44%) Source: FactSet as of May 3, 2024 Note: Peer median includes Veeva, Tyler Technologies, AspenTech, Guidewire, Appfolio, CCC, Q2, Instructure, NCINO and Docebo. (1) Reflects period starting August 19, 2021 (date of first available estimate). 19

Selected Precedent Transactions

Annc. Date	Acquirer	Target	TEV ($bn)	EV / NTM Sales	EV / NTM EBITDA	NTM EBITDA Margin	2-Yr Fwd. Sales CAGR
1/25/24[(1)]	Roper Technologies	Procare	$1.9	7.2x	19.6x	36.5%	*"Mid-Teens"*
4/27/23	Deutsche Boerse	SimCorp	3.9	6.4	26.4	24.1%	8.2%
8/30/22[(2)]	Roper Technologies	Frontline	3.7	10.1	21.3	47.3%	*"High Single Digits"*
4/7/22	Brookfield	CDK Global	8.3	4.4	11.7	37.9%	5.9%
8/5/21	Clearlake Capital Group	Cornerstone On Demand	5.2	5.9	15.9	37.2%	9.0%
2/10/21	Tyler Technologies	NIC	2.3	4.7	18.5	25.2%	1.3%
2/4/21	Insight / Stone Point	CoreLogic	6.0	4.6	12.7	36.4%	0.7%
12/21/20	Thoma Bravo	RealPage	10.2	8.2	28.7	28.4%	10.9%
8/13/20	Roper Technologies	Vertafore	5.4	9.1	18.4	49.2%	n.a.
2/14/20[(3)]	Thoma Bravo	Instructure	2.0	6.2	na	na	17.4%
	Mean			**6.7x**	**19.2x**	**35.8%**	**7.6%**
	Median			**6.3**	**18.5**	**36.5%**	**8.2%**

Source: Public filings and materials, FactSet.

(1) TEV and financial metrics per acquiror investor materials. TEV excludes $110mm of estimated tax benefits. NTM multiples based on figures for 12 month period ending 3/31/25. Including tax benefits, EV / NTM Sales would be 6.7x and EV / NTM EBITDA multiple would be 18.4x. Forward growth guidance per management commentary on 4/26/24.

(2) TEV and financial metrics per acquiror investor materials. TEV excludes $350mm of estimated tax benefits. NTM multiples based on 2023E figures. Including the tax benefits, the EV / Sales multiple would be 9.1x and the EV / EBITDA multiple would be 19.3x. Growth outlook based on Wall Street analyst commentary.

(3) TEV and financial metrics per acquiror investor materials. NTM multiples based on figures for 2021E.

CENTERVIEW PARTNERS

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Picasso Discounted Cash Flow Analysis Unlevered Free Cash Flow Detail Fiscal Year Ending December 31 Terminal FY’24(1) FY’25 FY’26 FY’27 FY’28 FY’29 FY’30 FY’31 FY’32 FY’33 FY’34 Year (NTM) Revenue $788 $874 $975 $1,093 $1,231 $1,392 $1,531 $1,654 $1,769 $1,876 $1,969 $2,068 % Growth 12.9% 10.9% 11.6% 12.1% 12.6% 13.1% 10.0% 8.0% 7.0% 6.0% 5.0% 5.0% Adj. EBITDA (Unburd. SBC) $277 $327 $378 $439 $513 $595 $668 $736 $811 $878 $935 $982 % Margin 35.1% 37.4% 38.8% 40.1% 41.7% 42.8% 43.7% 44.5% 45.9% 46.8% 47.5% 47.5% (-): Stock-Based Compensation (87) (96) (107) (120) (135) (153) (168) (182) (195) (206) (217) (-): Cash Taxes (excl. TRA) (28) (36) (46) (57) (72) (88) (102) (116) (133) (147) (160) +/(-): Change in NWC 22 35 39 44 54 61 67 72 77 82 86 (-): CapEx & Capitalized R&D (46) (49) (52) (56) (60) (68) (71) (74) (75) (76) (76) (-): Other (5) – – – – – – – – – – Unlevered Free Cash Flow $133 $181 $212 $250 $300 $347 $393 $436 $486 $530 $569 Enterprise Value ($bn) Share Price Exit Multiple Exit Multiple Discounted Cash 16.0x 18.0x 20.0x 16.0x 18.0x 20.0x Flow Sensitivities 12.5% $6.6 $7.2 $7.8 12.5% $27.25 $29.95 $32.65 (Excludes impact of TRA) WACC 14.0% 5.9 6.4 6.9 WACC 14.0% $23.95 $26.30 $28.65 15.5% 5.2 5.7 6.1 15.5% $21.05 $23.10 $25.15 Source: Picasso management. Note: Figures in $mm unless otherwise noted, except for per share figures. Picasso Balance sheet as of 9/30; share count as of 6/30/2024. EBITDA figures unburdened 21 by stock-based compensation expense. Assumes mid-year discounting. Excludes impact of TRA. Share prices rounded to nearest $0.05. (1) Assumes valuation date of 9/30/2024; discounted cash flows only Q4 cash flows from 2024. Q4’24 UFCF of $30mm.

Appendix

Picasso WACC Analysis Peer Unlevered Beta Market Debt / Beta(1) Company Debt Cap. Equity Levered Unlevered Q2 $495 $3,907 13% 1.98 1.81 NCINO 54 3,647 1% 1.80 1.78 Docebo – 1,409 0% 1.59 1.59 Appfolio – 8,937 0% 1.36 1.36 Tyler Technologies 600 20,508 3% 1.37 1.34 Veeva – 33,541 0% 1.33 1.33 Guidewire 400 9,897 4% 1.24 1.20 Instructure (5) 1,326 2,947 18% 0.77 0.68 CCC 782 7,264 11% 0.71 0.66 AspenTech – 12,982 0% 0.64 0.64 Peer Median 2% 1.34 1.34 Memo: Picasso $838 $3,486 24% 1.14 0.97 WACC Sensitivity Debt / Unlevered Beta Sensitivity Equity 1.00 1.09 1.18 1.26 1.35 –% 12.9% 13.5% 14.1% 14.8% 15.4% 10% 12.7% 13.3% 13.9% 14.5% 15.2% 20% 12.6% 13.2% 13.8% 14.4% 15.0% 30% 12.5% 13.1% 13.6% 14.2% 14.8% WACC Calculation Cost of Equity 20Y U.S. Treasury Yield 4.8% Unlevered Beta 1.34 Target Debt / Equity 2% Levered Beta 1.36 LT U.S. Historical Risk Premium(2) 7.2% Size Premium(2) 1.0% Cost of Equity 15.4% Cost of Debt Pre-Tax Cost of Debt(3) 7.7% Tax Rate 25.0% After-Tax Cost of Debt 5.7% Memo: Debt / Capital 2% WACC(4) 15.2% Source: Picasso management, KPMG, public filings, FactSet and Bloomberg. Note: Figures in $mm unless otherwise noted, except for per share figures. Picasso Balance sheet and share count as of 6/30/2024; does not include TRA liability. (1) Represents two-year unadjusted weekly average beta. Unlevered betas assume 25% tax rate for each company, except for Docebo which assumes 26.5%. (2) Duff & Phelps, 2023. Size premium reflects companies with market capitalization between $3.0bn and $4.6bn. (3) Reflects BofA B corporate index effective yield. (4) WACC equals ((debt / capitalization * (cost of debt * (1 – tax rate))) + (equity / capitalization * levered cost of equity)). (5) Current Instructure debt pro forma for Parchment acquisition; debt to equity metric (and corresponding unlevered beta calculation) reflects average debt to equity over prior 8 quarters. 23

TRA Benefit Discounted Cash Flow Analysis Reflects tax benefits of asset step-up during IPO captured through Picasso’s modified Up-C structure; Class A Shareholders retain 15% of TRA tax benefits Cash Flow Benefit of Tax Receivable Agreement (TRA) Fiscal Year Ending December 31 FY’24 (1) FY’25 FY’26 FY’27 FY’28 FY’29 FY’30 FY’31 FY’32 FY’33-‘44 Total TRA Benefit $20 $22 $33 $42 $46 $33 $28 $20 $14 $99 x 15% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% 15.0% TRA Benefit to Shareholders $3 $3 $5 $6 $7 $5 $4 $3 $2 $15 TRA Benefit to Shareholders—Sensitivities Present Value (2) Value Per Share ($mm) 12.5% $27 $0.13 WACC 14.0% 26 $0.13 15.5% 24 $0.12 Source: Picasso Tax Asset Projection. Note: Dollars in millions. Illustrative valuation date of 9/30/2024. Assumes mid-year discounting. 24 (1) Assumes valuation date of 9/30/2024; TRA benefit calculation only includes Q4 cash flows from 2024. Assumes FY’24 TRA benefit evenly prorated across the year. (2) Assumes value per share based on Picasso basic shares outstanding as of 6/30/24.

1-Day Premiums Over Time Reflects announced or closed transactions involving U.S. targets since 2014 Includes only transactions where implied equity between is between $1bn and $10bnExcludes transactions in Energy, Materials, Financials, Utilities and Real Estate industries 1-Day Premium(1) – N = 398 Source: S&P Capital IQ as of May 3, 2024. Note: Screening criteria includes all cash announced and closed transactions involving U.S. targets, where the implied equity value is between $1bn and $10bn. Sample set excludes transactions in the Energy, Materials, Financials, Utilities and Real Estate industries. Also excludes transactions where premium was negative. 25

Quarterly Cash Flow and Balance Sheet Trends Source: Picasso filings, Picasso management. (1) $300mm acq. of SchoolMessenger closed in Q4’23. 26

Projections vs. Consensus: Key Items Source: Picasso management and FactSet as of May 3, 2024. Note: Dollars in millions. (1) Reflects average of Goldman Sachs, UBS and Barclays 2026 estimates. 27

Picasso Quarterly Performance vs. Street Consensus (Since IPO) 28

Source: Picasso filings and FactSet. Note: Dollars in millions. Picasso Capitalization Summary Picasso Capitalization Summary (Share Count as of 6/30/24; Balance Sheet as of 9/30/24) Price Per Share (Current) $22.17 Basic Shares Outstanding (mm) 204.1 Restricted Stock Units 7.9 Issue / Participation Performance Stock Units Amount Payout Factor 0.5 Threshold Market-Share Units—Tranche 1 0.5 $ 19.48 1.14x 0.5 Market-Share Units—Tranche 2 0.4 $ 20.90 1.06x 0.4 Management Incentive Units 2.7 $ 12.11 n.m. 1.2 Fully Diluted Shares Outstanding 214.7 Equity Value ($mm) $4,759 29

Source: Picasso management. Note: Figures in $mm unless otherwise noted, except for per share figures. Current Picasso Structure Note: The figures and structure chart are approximate and for illustrative purposes only, and have been derived from Picasso’s prospectus dated July 27, 2021, Picasso’s 30 Schedule 14A, dated as of April 4, 2024 and the organizational chart provided in Picasso’s virtual data room. (1) Numerous blocker entities sit between the Company and the LLC.